                                     [LETTERHEAD]


Direct Dial No.:                                              Our Reference No.:
(808) 523-2502                                                 010028-1595

                                    April 25, 1996




Bancorp Hawaii, Inc.
130 Merchant Street
Honolulu, Hawaii 96813

Gentlemen:

         Bancorp Hawaii, Inc. (the "Company") has filed a Registration
Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") covering shares of common stock of the Company to be issued pursuant to the Bancorp Hawaii, Inc. Director Stock Compensation Program.

         We have examined a copy of said Registration Statement. We have also examined the Restated Articles of Incorporation of the Company and such corporate records of the Company and other documents as we deem pertinent as a basis for the opinions hereinafter expressed.

         Based on the foregoing, we are of the opinion that:

         1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Hawaii.

         2. Shares of common stock of the Company when issued and sold by it pursuant to and in accordance with the Bancorp Hawaii, Inc. Director Stock Compensation Program will be legally issued, fully paid, and non-assessable.

                                Exhibit (5)

Bancorp Hawaii, Inc.
April 25,1996
Page 2




         We hereby consent to the filing of this opinion as an Exhibit to said Registration Statement.


                                  Very truly yours,


                                  CARLSMITH BALL WICHMAN
                                   CASE & ICHIKI


                                  By /s/ William E. Atwater
                                     ------------------------
                                     Its Partner

                                Exhibit (5)